Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of IEH Corporation (the “Company”) on Form 10-K for the fiscal year ended March 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, being, David Offerman, President and Chief Executive Officer (Principal Executive Officer), and Subrata Purkayastha, Chief Financial Officer (Principal Financial Officer), of the Company, respectfully certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	This Report on Form 10-K fully complies with the requirements of the Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 14, 2024

/s/ David Offerman	/s/ Subrata Purkayastha
David Offerman	Subrata Purkayastha
Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	Chief Financial Officer (Principal Financial Officer)

This Certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of the Report, irrespective of any general incorporation language contained in such filing. A signed original of the written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.